FOR IMMEDIATE RELEASE

Company Contacts:

Tom Brandt Senior Vice President and CFO TeleCommunication Systems, Inc. Tel 410-280-1001 tbrandt@telecomsys.com	Scott Liolios Investor Relations Liolios Group Tel 949-574-3860 scott@liolios.com

TELECOMMUNICATION SYSTEMS EXPECTS
THIRD CONSECUTIVE QUARTER OF PROFITS FROM CONTINUING OPS, AND NONCASH GOODWILL IMPAIRMENT CHARGE

ANNAPOLIS, MD — October 13, 2006 – TeleCommunication Systems, Inc. (TCS) (Nasdaq: TSYS), a global leader in mission-critical wireless communications technology, today announced that it expects to report its third consecutive quarter of positive GAAP income from continuing operations. TCS also said that based upon current negotiations, it has filed an 8-K reporting that it expects to record a one-time noncash goodwill impairment charge to third quarter earnings of between $8 and $9 million, reducing the book value of Enterprise division goodwill included in the assets of discontinued operations on the company’s balance sheet. The valuation adjustment has no effect on continuing operations.

In December 2005, the Board of Directors decided to sell the Enterprise division assets, and has reclassified them as discontinued for reporting purposes. As a result, the Enterprise division was reclassified as discontinued operations for accounting purposes. TCS is actively engaged in discussions with prospective buyers of the Enterprise division’s three units, and expects to complete the sale of these assets by year end. According to company CFO Tom Brandt, “We expect to carry the Enterprise division at a net asset value of approximately $9 million until any final adjustments upon closing asset sale transactions.”

About TeleCommunication Systems, Inc.

TeleCommunication Systems, Inc. (TCS) produces wireless data communications technology solutions that require proven high levels of reliability. TCS provides wireless and VoIP E9-1-1 network-based services, secure deployable communication systems and engineered satellite-based services, and commercial location applications, like traffic and navigation, using the precise location of a wireless device. Customers include leading wireless and VoIP carriers around the world, and agencies of the U.S. Departments of Defense, State, and Homeland Security. For more information, visit www.telecomsys.com.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based upon TCS’s current expectations and assumptions that are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, “believe,” “expect,’’ “intend,” “anticipate,’’ and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to: (a) our expectation that we will realize positive GAAP income from continuing operations for the third quarter of 2006; (b) our estimate of the amount of the charge to our earnings resulting from the impairment of the assets of the Enterprise division and (c) our expectation that we will complete the sale of the Enterprise assets by year end.

Additional risks and uncertainties are described in our filings with the Securities and Exchange Commission (SEC). These include without limitation risks and uncertainties relating to our financial results and our ability to (i) reach and sustain profitability, (ii) continue to rely on our customers and other third parties to provide additional products and services that create a demand for our products and services, (iii) conduct our business in foreign countries, (iv) adapt and integrate new technologies into our products, (v) expand our sales and business offerings in the wireless data industry, (vi) develop software without any errors or defects, (vii) have sufficient capital resources to fund our operations, (viii) protect our intellectual property rights, and (ix) implement our sales and marketing strategy. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information in this press release, whether as a result of new information, future events or circumstances, or otherwise.

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